UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

PUMA BIOTECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150 Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)

(424) 248-6500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBYI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Effective December 13, 2022, Puma Biotechnology, Inc. (the “Company”) and Wyeth, LLC (“Wyeth”) entered into a settlement and license agreement (the “Settlement and License Agreement”) with Sandoz Inc. (“Sandoz”) to fully settle and release all claims and terminate without prejudice the pending Hatch Waxman patent infringement litigation in the U.S. District Court for the District of New Jersey (Civil Action No. 21-19918(RMB)(SAK)). Pursuant to the Settlement and License Agreement, the Company granted Sandoz a non-exclusive, royalty-free sublicense to certain licensed patents, including U.S. Patent No. 7,399,865 B2, which would permit Sandoz to begin selling a generic version of Neratinib on or around December 8, 2030, unless such date is otherwise adjusted. In addition, the Company and Wyeth granted Sandoz a waiver of any and all regulatory exclusivities.

The Company entered into the Settlement and License Agreement solely to eliminate the burden, expense, distraction, and uncertainties of further litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: December 16, 2022	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President